UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

NATIONAL MENTOR HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 790-4800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.03. Material Modification to Rights of Security Holders
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
12.50% Senior Notes due 2018
On February 9, 2011, National Mentor Holdings, Inc. (the “Company”) completed the issuance of $250 million in aggregate principal amount of its 12.50% Senior Notes due 2018 (the “Notes”) at an issue price of 97.737% of their face value, to qualified institutional buyers within the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes mature on February 15, 2018 and bear interest at a rate of 12.5% per annum, payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2011.
The Company used the net proceeds from the offering, together with borrowings under the New Senior Secured Credit Facilities (as defined below) and cash on hand, to (i) repay all amounts owing under the Company’s Existing Senior Secured Credit Facilities (as defined below) and the Company’s Mortgage Facility; (ii) purchase $171.9 million of the Company’s 11 1/4% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes”) pursuant to the previously announced tender offer and consent solicitation for the Senior Subordinated Notes; (iii) pay a $229.3 million dividend to NMH Holdings, LLC (“Parent”), which in turn made a distribution to NMH Holdings, Inc., which used a portion of the proceeds of the distribution to repurchase $210.9 million of the Senior Floating Rate Toggle Notes due 2014 issued by NMH Holdings, Inc. (the “Senior Toggle Notes”) pursuant to the previously announced tender offer and consent solicitation for the Senior Toggle Notes; and (iv) pay related fees and expenses. NMH Holdings, Inc. also repurchased $13.5 million of Toggle Notes held by the Company.
Indenture
The Notes were issued pursuant to an indenture, dated as of February 9, 2011 (the “Indenture”), among the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Notes are the Company’s unsecured obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors.
The Company may redeem the Notes at its option, in whole or part, at any time prior to February 15, 2014, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the Notes, in whole or in part, on or after February 15, 2014, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before February 15, 2014, the Company may choose to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 112.5% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings, so long as at least 65% of the original aggregate principal amount of the senior notes remain outstanding after each such redemption.
The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) create liens on assets; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of the Company’s assets. The Indenture also provides for customary events of default.
The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Senior Secured Credit Agreement
On February 9, 2011, the Company entered into a new senior credit agreement (the “New Senior Credit Agreement”) with UBS AG, Stamford Branch, as administrative agent, and the lenders named therein, for the new senior secured credit facilities (the “New Senior Secured Credit Facilities”), consisting of a six-year $530.0 million term loan facility (the “New Term Loan Facility”), of which $50.0 million was deposited in a cash collateral account in support of issuance of letters of credit under an institutional letter of credit facility (the “Institutional Letter of Credit Facility”), and a $75.0 million five-year senior secured revolving credit facility (the “New Senior Revolver”). All of the Company’s obligations under the New Senior Secured Credit Facilities are guaranteed by Parent and the Subsidiary Guarantors. The obligations under the New Senior Secured Credit Facilities are secured by a pledge of 100% of the Company’s capital stock and the capital stock of domestic subsidiaries owned by the Company and any other domestic Subsidiary Guarantor and 65% of the capital stock of any first tier foreign subsidiaries, and a security interest in substantially all of the Company’s tangible and intangible assets and the tangible and intangible assets of Parent and each Subsidiary Guarantor.
The New Senior Revolver includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the “swingline loans.” Any issuance of letters of credit or making of a swingline loan will reduce the amount available under the revolving credit facility. On February 9, 2011, the Company borrowed $900,000 under the New Senior Revolver and had $74.1 million of availability under the New Senior Revolver. As of February 9, 2011, the Company had $36.4 million of letters of credit issued under the Institutional Letter of Credit Facility.
At the Company’s option, the Company may add one or more new term loan facilities or increase the commitments under the New Senior Revolver (collectively, the “Incremental Borrowings”) in an aggregate amount of up to $125.0 million so long as certain conditions, including a consolidated leverage ratio (as defined in the new senior credit agreement) of not more than 6.00 to 1.00 on a pro forma basis, are satisfied. The covenants in the Indenture governing the Notes effectively limit the amount of Incremental Borrowings that we may incur to not more than $75.0 million.
Borrowings under the New Senior Secured Credit Facilities bear interest, at the Company’s option, at: (i) a rate equal to the greater of (a) the prime rate of UBS AG, Stamford Branch, (b) the federal funds rate plus 1/2 of 1.0%, and (c) the Eurodollar rate for an interest period of one-month beginning on such day plus 100 basis points, plus 4.25%; or (ii) the Eurodollar rate (provided that the rate shall not be less than 1.75% per annum), plus 5.25%. The Company is also required to pay a commitment fee to the lenders under the New Senior Revolver at an initial rate of 0.50% of the average daily unutilized commitments thereunder. The Company must also pay customary letter of credit fees, including a fronting fee as well as administration fees. As of February 9, 2011, borrowings under the New Senior Secured Credit Facilities bore interest at a weighted average rate of 7.0%.
The New Senior Credit Agreement requires the Company to make mandatory prepayments, subject to certain exceptions, with: (i) beginning in fiscal year 2011, 50% (which percentage will be reduced upon our achievement of certain leverage ratios) of the Company’s annual excess cash flow (provided that for fiscal year 2011, excess cash flow will only be calculated from April 1, 2011 through September 30, 2011); (ii) 100% of net cash proceeds of all non-ordinary course assets sales or other dispositions of property, subject to certain exceptions; and (iii) 100% of the net cash proceeds of any debt incurrence, other than proceeds from the Notes and other debt permitted under the New Senior Credit Agreement. The Company is required to repay the New Term Loan Facility portion of the New Senior Secured Credit Facilities in quarterly principal installments of 0.25% of the principal amount, with the balance payable at maturity.
The New Senior Credit Agreement contains financial covenants. The Company is required to maintain at the end of each fiscal quarter, commencing with the quarter ending September 30, 2011, a consolidated leverage ratio of not more than 7.25 to 1.00. This consolidated leverage ratio will step down over time, starting with the quarter ending December 31, 2012. The Company is also required to maintain at the end of each fiscal quarter, commencing with the quarter ending September 30, 2011, a consolidated interest coverage ratio of at least 1.30 to 1.00. This interest coverage ratio will step up over time, starting with the quarter ending March 31, 2012.
The New Senior Credit Agreement also contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability and the ability of its subsidiaries to: (i) incur additional indebtedness; (ii) create liens on assets; (iii) engage in mergers or consolidations; (iv) sell assets; (v) pay dividends and distributions or repurchase the Company’s capital stock; (vi) make capital expenditures; (vii) make investments, loans or advances; (viii) repay certain indebtedness; (ix) engage in certain transactions with affiliates; (x) enter into sale and leaseback transactions; (xi) amend material agreements governing certain of the Company’s indebtedness; (xii) change our lines of business; (xiii) make certain acquisitions; (xiv) change the status of NMH Holdings as a passive holding company; and (xv) limitations on the letter of credit cash collateral account. If the Company withdraws any of the $50.0 million from the cash collateral account supporting the issuance of letters of credit, it must use the cash to either prepay the New Term Loan Facility or to secure any other obligations under the New Senior Secured Credit Facilities in a manner reasonably satisfactory to the administrative agent. The New Senior Credit Agreement contains customary affirmative covenants and events of default.
Management Agreement
On February 9, 2011, the Company, NMH Investment, LLC (“NMH Investment”), NMH Holdings, Inc., Parent and National Mentor Holdings, LLC entered into an amended and restated management agreement with Vestar Capital Partners (“Vestar”) relating to certain advisory and consulting services rendered by Vestar. Pursuant to the amended and restated management agreement, the Company has agreed to continue to pay Vestar an aggregate per annum management fee equal to the greater of (i) $850,000 or (ii) an amount per annum equal to 1.00% of the Company’s consolidated EBITDA for each fiscal year before deduction of Vestar’s fee, determined as set forth in the Company’s New Senior Credit Agreement. The amended and restated management agreement also provides for the payment of reasonable and customary fees to Vestar for services in connection with a sale of the Company, an initial public offering by or involving NMH Investment or any of its subsidiaries or any extraordinary acquisition by or involving NMH Investment or any of its subsidiaries; provided, that such fees shall only be paid with the consent of the directors of the Company who are not affiliated with or employed by Vestar. The Company has agreed to indemnify Vestar and its affiliates from and against all losses, claims, damages and liabilities arising out of the performance by Vestar of its services pursuant to the management agreement. The management agreement will terminate at such time as Vestar and its partners and their respective affiliates hold, directly or indirectly in the aggregate, less than 20% of the voting power of the Company’s outstanding voting stock and, as amended and restated, upon a sale of the Company or the completion of an initial public offering.
Item 1.02. Termination of a Material Definitive Agreement
On February 9, 2011, in connection with the borrowings under the New Senior Secured Credit Facilities, the Company repaid in full all outstanding borrowings under the credit agreement, dated as of June 29, 2006, as amended from time to time (the “Existing Senior Secured Credit Facilities”), by and among Parent, the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto, and terminated the Existing Senior Secured Credit Facilities. The Company also repaid in full all outstanding borrowings under the term loan agreement, dated as of May 20, 2005, as amended from time to time (the “Mortgage Facility”), by and among Parent, the Company, certain subsidiaries of the Company and Bank of America, N.A., as lender. A summary of the terms of the Existing Senior Secured Credit Facilities and the Mortgage Facility is included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under the captions “Senior Secured Credit Agreement” and “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.03. Material Modification to Rights of Security Holders.
On February 9, 2011, the Company accepted for purchase the $171.9 million of the Company’s Senior Subordinated Notes that were tendered prior to 5:00 p.m. New York City time, on January 27, 2011 (such date and time, the “Consent Date”) pursuant to its previously announced tender offer and consent solicitation, and NMH Holdings, Inc. accepted for purchase the $210.9 million of its Senior Toggle Notes that were tendered prior to the Consent Date. Upon such acceptances, the amendments to the indenture governing the Senior Subordinated Notes set forth in that certain supplemental indenture dated September 27, 2011 became operative, and the amendments to the indenture governing the Senior Toggle Notes set forth in that certain supplemental indenture dated September 27, 2011 became operative. Accordingly, substantially all of the restrictive covenants and certain events of default contained in the indentures governing the remaining Senior Subordinated Notes and the remaining Senior Toggle Notes have been eliminated.
Item 8.01. Other Events.
On February 9, 2011, the Company issued a press release announcing the completion of the refinancing transactions and the early settlement date of its previously announced tender offer and consent solicitation for its Senior Subordinated Notes and NMH Holdings, Inc.’s previously announced tender offer and consent solicitation for its Senior Toggle Notes. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of February 9, 2011, between National Mentor Holdings, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 12.50% Senior Note due 2018 (included as Exhibit A to Exhibit 4.1)

10.1
Credit Agreement, dated as of February 9, 2011, among NMH Holdings, LLC, as parent guarantor, National Mentor Holdings, Inc., as borrower, the several lenders from time to time party thereto, UBS AG, as administrative agent, UBS Securities LLC, Barclays Capital and Jefferies Finance LLC, as joint lead arrangers, and UBS Securities LLC, Barclays Capital and Jefferies Finance LLC, as joint bookrunners.

Exhibit No.	Description
10.2
Guarantee and Security Agreement, dated as of February 9, 2011, among NMH Holdings, LLC, as parent guarantor, National Mentor Holdings, Inc., as borrower, certain subsidiaries of National Mentor Holdings, Inc., as subsidiary guarantors, and UBS AG, as administrative agent.

10.3
Management Agreement, dated as of February 9, 2011, by and among Vestar Capital Partners, NMH Investment, LLC, NMH Holdings, Inc., NMH Holdings, LLC, National Mentor Holdings, Inc. and National Mentor Holdings, LLC.

99.1	Press release issued on February 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: February 9, 2011

/s/ Denis M. Holler
Name: Denis M. Holler
Title: Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 9, 2011, between National Mentor Holdings, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 12.50% Senior Note due 2018 (included as Exhibit A to Exhibit 4.1)

10.1	Credit Agreement, dated as of February 9, 2011, among NMH Holdings, LLC, as parent guarantor, National Mentor Holdings, Inc., as borrower, the several lenders from time to time party thereto, UBS AG, as administrative agent, UBS Securities LLC, Barclays Capital and Jefferies Finance LLC, as joint lead arrangers, and UBS Securities LLC, Barclays Capital and Jefferies Finance LLC, as joint bookrunners.

10.2	Guarantee and Security Agreement, dated as of February 9, 2011, among NMH Holdings, LLC, as parent guarantor, National Mentor Holdings, Inc., as borrower, certain subsidiaries of National Mentor Holdings, Inc., as subsidiary guarantors, and UBS AG, as administrative agent.

10.3	Management Agreement, dated as of February 9, 2011, by and among Vestar Capital Partners, NMH Investment, LLC, NMH Holdings, Inc., NMH Holdings, LLC, National Mentor Holdings, Inc. and National Mentor Holdings, LLC.

99.1	Press release issued on February 9, 2011.